                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K







                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): March 20, 1996

                           BENTON OIL AND GAS COMPANY
                 (End name of registrant as specified in its charter)

  Delaware                     1-10762                 77-0196707
  (State or other             (Commission              (IRS Employer
  jurisdiction of             File Number)             Identification No.)
  incorporation)







                          1145 Eugenia Place, Suite 200
                          Carpinteria, California 93013
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (805) 566-5600

 ITEM 5. OTHER.

     On March 20, 1996, the Company entered into an agreement with Shell Offshore, Inc. ("Shell") for the sale of all of the outstanding capital stock of Benton Oil and Gas Company of Louisiana, a wholly-owned subsidiary of the Company ("BOGLA"). BOGLA owns substantially all of the Company's U.S. properties. Shell will purchase the capital stock of BOGLA for a purchase price of $35 million, subject to adjustment, effective as of December 31, 1995. The sale is subject to regulatory approval and the Company expects the sale will be completed in April 1996. Attached hereto as Schedule A and incorporated herein by this reference is a copy of the Company's press release, issued on March 20, 1996,

     Attached hereto as Schedule B and incorporated herein by this reference is a copy of the Company's press release regarding 1995 and fourth quarter earnings, issued on March 20, 1996.



     Item 7.   Financial Statements and Exhibits.



     (a)  Financial Statement of Businesses Acquired.

          None

     (b)  Pro Forma Financial Information.

          None

     (c)  Exhibits.

          2.1 Stock Purchase and Sale Agreement by and between Benton Oil and Gas Company and Shell Offshore, Inc. Re: Benton Oil and Gas Company of Louisiana dated effective as of December 31, 1995.



          2.2 Consent and Waiver by and between Benton Oil and Gas Company and John Hancock Mutual Life Insurance Company related to $15 million aggregate principal amount of 13% Senior Notes due September 30, 2002, dated March 18, 1996.


          2.3 Consent and Waiver by and between Benton Oil and Gas Company and John Hancock Mutual Life Insurance Company related to $20 million aggregate principal amount of 13% Senior Notes due June 30, 2007, dated 18, 1996.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 25th day of March, 1996.




                                 BENTON OIL AND GAS COMPANY

                                 By: /s/ Chris C. Hickok
                                    ----------------------------
                                    Chris C. Hickok, Vice President-Controller
                                    and Principal Accounting Officer

                                   SCHEDULE A


    BENTON OIL AND GAS CO. ANNOUNCES SIGNED AGREEMENT WITH SHELL OFFSHORE INC. TO SELL BENTON OIL GAS OF LOUISIANA AND RELATED DEBT REPAYMENT

    CARPINTERIA, Calif., March 20 /PRNewswire/ -- Benton Oil and Gas Company (Nasdaq: BNTN) today announced that it has signed a definitive agreement with Shell Offshore Inc., an affiliate of Shell Oil Company, to sell all of the issued and outstanding shares of Benton Oil and Gas of Louisiana, which includes its interest in its Louisiana oil and gas properties for $35.4 million. Closing of the sale is anticipated to occur on or before April 30, 1996, subject to regulatory approval. The definitive agreement follows the signing of a letter of intent between the two companies, which was announced in January 1996.

In conjunction with this sale, the Company will repay the $35 million of 13% senior unsecured notes held by John Hancock Mutual Life Insurance Company, along with prepayment premiums of $11.1 million. Repayment of $15 million of the notes along with $3.4 million of prepayment premium will be made upon the closing of the sale. Repayment of the remaining $20 million of the notes plus $7.7 million of prepayment premium will be made on or before June 30, 1996. Offsetting the $11.1 million in prepayment premiums is an estimated gain of $10 million, which will be adjusted for first quarter revenues and expenses, on the sale of the properties to Shell. Assuming the sale closes in April as anticipated, both of these amounts will be recorded in the second quarter of 1996. The Company also announced it has accepted an offer of financing totaling $50 million from Morgan Guaranty Trust Company of New York, subject to execution of a definitive agreement.

    Benton Oil and Gas Company is an independent oil and gas exploration and production company with international operations in the eastern region of Venezuela and the West Siberia region of Russia.

CONTACT: Greg Grabar, V.P., Corporate Development and Administration of Benton Oil & Gas, 805-566-5600

BENTON OIL AND GAS COMPANY REPORTS 1995 FOURTH
QUARTER EARNINGS UP 309%


        *  Earnings for year 1995 up 253%
        *  Annual revenue up 88%
        *  Annual cash flow up 117%
        *  Production up 94% for the year
        *  Reserves up 19%, with replacement of reserves of 186%

        CARPINTERIA, Calif., March 20 /PRNewswire/ -- Benton Oil and Gas Company (Nasdaq: BNTN) today reported fourth quarter 1995 earnings rose 309% to $4.5 million, or 17 cents per share, from $1.1 million, or 5 cents per share, for the same period of 1994. The fourth quarter 1995 results included a $1.7 million (or 6 cents per share) one time charge for costs related to the previously announced settlement of litigation. Excluding this charge, earnings from operations in the fourth quarter of 1995 were $6.2 million or 23 cents per share. Revenues for the fourth quarter of 1995 totaled $20.9 million, an increase of 61% from the $13.0 million in revenues in the fourth quarter of 1994. Cash flow from operations before working capital changes increased 113% to $13.0 million, or 48 cents per share, in the fourth quarter of 1995 compared to $6.1 million, or 24 cents per share, in the fourth quarter of 1994.

        For the full year 1995, Benton reported an increase in net earnings of 253% to $10.6 million, or 40 cents per share, compared to net income of $3.0 million, or 12 cents per share in 1994. Revenues for 1995 totaled $65.1 million, an increase of 88% from $34.7 million in 1994. Cash flow from operations before working capital changes increased 117% to $33.4 million, or $1.25 per share, compared to $15.4 million, or 62 cents per share, in cash flow from operations before working capital changes in 1994.

        For the fourth quarter of 1995, Benton's oil and natural gas production reached 2.2 MMBOE (million barrels of oil equivalent), an increase of 69% compared to the 1.3 MMBOE produced in the fourth quarter of 1994. Production for the full year 1995 increased 94% to 6.6 MMBOE from 3.4 MMBOE for 1994. The substantial gains in both fourth quarter and full year 1995 results were due largely to increased production in Venezuela, where Benton has an 80% interest in the South Monagas Unit. Average daily production during the fourth quarter of 1995 was 20,800 barrels of crude oil compared to 10,200 barrels in the fourth quarter of 1994. Full year 1995 production averaged 14,900 barrels of oil per day compared to 6,900 barrels per day in 1994. Production has continued to rise in early 1996. To date, the Company has drilled 41 successful wells in the Uracoa Field, including 24 horizontal wells. Two drilling rigs are being utilized full-time and have recently been completing new horizontal wells in less than three weeks. The per barrel operating fee received for Venezuelan production was $8.86 during the fourth quarter of 1995, as compared to $8.70 per barrel in the fourth quarter of 1994. For the full year 1995, the operating fee was $9.01 per barrel as compared to $8.52 per barrel in 1994.

        "1995 was a very successful year for Benton, as the Company's Venezuelan operations continue to exceed expectations," stated A. E. Benton, Chairman and Chief Executive Officer. "Current production from the Uracoa Field is now at a sustainable rate of 33,000 barrels of oil per day. We are optimistic that Benton can continue to increase production for the foreseeable future through continued drilling and evaluation of new fault blocks in the Uracoa Field, as well as development of the Tucupita and Bombal Fields."

        The Company continues its discussions regarding long-term project financing for development of the North Gubkinskoye Field in Russia. Benton expects to accelerate development activities in Russia once such project financing is secured. In addition, the Company is exploring a business partnership with Gazprom, Russia's gas monopoly, for the production and sale of natural gas from the North Gubkinskoye Field.

        Benton Oil and Gas Company is an independent oil and gas exploration and production company with international operations in the eastern region of Venezuela and the West Siberia region of Russia.


BENTON OIL AND GAS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per BOE and per share amounts)

                                                                       THREE MONTHS ENDED:
                                                              December 31, 1995         December 31, 1994
Barrels of oil sold:                                                    1,928                           1,129
Mcf of gas sold:                                                        1,667                             807
Barrel of oil equivalents(BOE) sold:                                    2,206                           1,263
Average price/barrel                                                    $8.96                           $9.45
Average price/mcf                                                       $1.88                           $1.64

                                                        $               $/BOE           $               $/BOE
REVENUES:
Oil and gas sales                                       $20,340         $9.22           $11,996         $9.50
Gain on exchange rates                                      225          0.10               502          0.40
Investment earnings                                         272          0.12               387          0.31
Other                                                        70          0.04                87          0.06
                                                         20,907          9.48            12,972         10.27
EXPENSES:
Lease operating costs                                     2,318          1.05             2,479          1.96
Production taxes                                            141          0.06             1,071          0.85
Depletion                                                 6,141          2.78             4,255          3.37
Depreciation and amortization                                74          0.03                60          0.05
General and administrative                                2,826          1.28             1,491          1.18
Interest                                                  1,782          0.82             1,465          1.16
Litigation settlement costs                               1,673          0.76
                                                         14,955          6.78            10,821          8.57
INCOME BEFORE TAXES AND
MINORITY INTEREST                                         5,952          2.70             2,151          1.70
Income taxes                                               (801)        (0.36)              428          0.34
INCOME BEFORE MINORITY
 INTEREST                                                 6,753          3.06             1,723          1.36
Minority interest in
 Venezuela                                                2,218          1.00               596          0.47
NET INCOME                                               $4,535         $2.06            $1,126         $0.89
NET INCOME PER SHARE                                                    $0.17                           $0.05
CASH FLOW BEFORE WORKING
  CAPITAL CHANGES                                       $13,015         $5.90            $6,061         $4.80
CASH FLOW BEFORE WORKING
  CAPITAL CHANGES PER SHARE                                             $0.48                           $0.24


Weighted average shares
 outstanding            27.1 million    24.9 million

BENTON OIL AND GAS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands except per BOE and per share amounts)

YEAR ENDED:                   December 31, 1995         December 31, 1994
Barrels of oil sold:               6,016                     3,040
Mcf of gas sold:                   3,785                     2,062
Barrel of oil equivalents
  (BOE) sold:                      6,647                     3,384
Average price/barrel               $9.26                     $9.29
Average price/mcf                  $1.69                     $1.79

                                                        $               $/BOE           $               $/BOE
REVENUES:
Oil and gas sales                                       $62,157         $9.35           $31,943         $9.44
Gain on exchange rates                                      998          0.15             1,445          0.43
Investment earnings                                       1,770          0.27             1,181          0.35
Other                                                       143          0.02               136          0.04
                                                         65,068          9.79            34,705         10.26
EXPENSES:
Lease operating costs                                     9,156          1.38             7,039          2.08
Production taxes                                          1,547          0.23             2,492          0.74
Depletion                                                17,093          2.57            10,084          2.98
Depreciation and amortization                               318          0.05               215          0.06
General and administrative                                9,410          1.42             5,241          1.55
Interest                                                  7,498          1.13             3,888          1.15
Litigation settlement costs                               1,673          0.25
                                                         46,695          7.03            28,959          8.56
INCOME BEFORE TAXES AND
  MINORITY INTEREST                                      18,373          2.76             5,746          1.70
Income taxes                                              2,478          0.37               698          0.21
INCOME BEFORE MINORITY
 INTEREST                                                15,895          2.39             5,048          1.49
Minority interest in Venezuela                            5,304          0.80             2,094          0.62
NET INCOME                                              $10,591         $1.59            $2,954         $0.87
NET INCOME PER SHARE                                                    $0.40                           $0.12
CASH FLOW BEFORE WORKING
 CAPITAL CHANGES                                        $33,449         $5.03           $15,397         $4.55
CASH FLOW BEFORE WORKING
 CAPITAL CHANGES PER SHARE                                              $1.25                           $0.62

Weighted average shares
  outstanding - Primary            26.7 million     24.9 million

                           BENTON OIL AND GAS COMPANY
                          CONSOLIDATED BALANCE SHEETS
                                  ($ millions)

                                        December 31,       December 31,
                                            1995               1994
     ASSETS:
     CURRENT ASSETS:
      Cash and equivalents                   $6.2             $14.2
      Restricted cash                        20.3              19.5
      Accounts receivable                    24.9              13.2
      Property held for sale                  0.0              14.9
      Prepaid expenses and other              0.2               0.6
       Total current assets                  51.6              62.4


     OTHER ASSETS                             3.4               1.4
     PROPERTY AND EQUIPMENT, (net)          159.6              98.8
       TOTAL ASSETS                        $214.7            $162.6

     LIABILITIES AND STOCKHOLDERS' EQUITY:
     CURRENT LIABILITIES:
      Accounts payable                      $22.5             $12.1
      Accrued interest, payroll and
       related taxes                          1.7               1.2
      Income taxes payable                    1.0
      Short term borrowings                  21.9              21.0
      Current portion of long term debt       7.4               6.4
        Total current liabilities            54.5              40.7
     LONG TERM DEBT                          49.5              31.9
     MINORITY INTEREST                        7.0               1.7
     STOCKHOLDERS' EQUITY:
      Common stock and paid-in capital       98.0              93.2
      Retained earnings (deficit)             5.7             (4.9)
       Total stockholders' equity           103.7              88.3

       TOTAL LIABILITIES AND STOCKHOLDERS'
        EQUITY                             $214.7            $162.6



CONTACT: Gregory S. Grabar, V.P., Corporate Development and Administration of Benton Oil and Gas, 805-566-5600